EXHIBIT 99.1

PCTEL Reports $21.7 Million in First Quarter Revenue

BLOOMINGDALE, Ill. – May 9, 2018 – PCTEL, Inc. (Nasdaq: PCTI), a leader in Performance Critical TELecom solutions, announced its results for the first quarter ended March 31, 2018.

Highlights from Continuing Operations

•

Revenue of $21.7 million in the quarter, in line with guidance, down 5% from the first quarter last year. Connected Solutions segment revenue was up 3%. RF Solutions segment revenue was down 30%, due to deferred carrier capital budget deployment in North America.

•

Gross profit margin of 36.2% in the quarter, down 500 basis points compared to last year. The primary reason for the decrease is lower revenue in the RF Solutions segment which has higher margin from its scanner products compared to antenna products. Price erosion in the small cell antenna market also contributed to the decline.

•	Net loss per diluted share of $0.05 in the quarter, compared to net income of $0.01 last year.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to reflect the results of its core earnings. A reconciliation of those non-GAAP measures to our financial statements is provided later in the press release.

•	Non-GAAP net loss per diluted share of $0.01, compared to Non-GAAP net income per diluted share of $0.05 in the first quarter last year.

•	Adjusted EBITDA margin as a percent of revenue of 2% in the quarter, compared to 7% last year.

•	$34.7 million of cash and short-term investments and no debt at March 31, 2018.

“The Company saw revenue growth for its Connected Solutions products in the enterprise Wi-Fi market during the quarter. RF Solutions revenue was down in the North American market, due to the slow release of capital budget by several U.S. carriers,” said David Neumann, PCTEL’s CEO. “PCTEL is well positioned to take advantage of the long-term growth opportunities in Industrial IoT and 5G, which require both performance critical antenna solutions across multiple vertical markets and RF test equipment.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 47850722. The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 47850722.

About PCTEL

PCTEL, Inc. provides Performance Critical TELecom technology solutions. We are a leading global supplier of antennas and wireless network testing solutions. Our precision antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). We offer in-house design, testing, radio integration, and manufacturing capabilities for our antenna customers. PCTEL’s test and measurement tools improve the performance of wireless networks globally, with a focus on LTE, public safety, and emerging 5G technologies. Network operators, neutral hosts, and equipment manufacturers rely on our scanning receivers and testing solutions to analyze, design, and optimize their networks.

For more information, please visit our website at http://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our Connected Solutions and RF Solutions businesses, anticipated demand for certain products, our expectations regarding capital expenditures by U.S. carriers, and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally, growth and continuity in PCTEL’s vertical markets, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John SchoenMichael Rosenberg

CFODirector of Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 372-6800(301) 444-2046

public.relations@pctel.co

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(Unaudited)
	March 31,	December 31,
	2018	2017
ASSETS

Cash and cash equivalents	$12,452	$5,559
Short-term investment securities	22,285	32,499
Accounts receivable, net of allowances of $66 and $319 at March 31, 2018 and December 31, 2017, respectively	19,026	18,624
Inventories, net	12,582	12,756
Prepaid expenses and other assets	1,874	1,605
Total current assets	68,219	71,043
Property and equipment, net	12,537	12,369
Goodwill	3,332	3,332
Intangible assets, net	1,823	2,113
Deferred tax assets, net	8,068	7,734
Other noncurrent assets	64	72
TOTAL ASSETS	$94,043	$96,663

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$5,226	$5,471
Accrued liabilities	5,787	7,481
Total current liabilities	11,013	12,952

Long-term liabilities	485	392

Total liabilities	11,498	13,344

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,258,643 and 17,806,792 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	18	18
Additional paid-in capital	134,253	134,505
Accumulated deficit	(52,024)	(51,258)
Accumulated other comprehensive loss	298	54
Total stockholders’ equity	82,545	83,319
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$94,043	$96,663

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)
	Three Months Ended
	March 31,
	2018	2017

REVENUES	$21,731	$22,970
COST OF REVENUES	13,867	13,516
GROSS PROFIT	7,864	9,454
OPERATING EXPENSES:
Research and development	2,940	2,716
Sales and marketing	3,028	3,253
General and administrative	2,993	3,339
Amortization of intangible assets	124	124
Total operating expenses	9,085	9,432
OPERATING (LOSS) INCOME	(1,221)	22
Other income, net	51	28
(LOSS) INCOME BEFORE INCOME TAXES	(1,170)	50
Benefit for income taxes	(312)	(134)
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(858)	184
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	0	(214)
NET LOSS	$(858)	$(30)

Net (Loss) Income per Share from Continuing Operations:
Basic	$(0.05)	$0.01
Diluted	$(0.05)	$0.01

Net Loss per Share from Discontinued Operations:
Basic	$0.00	$(0.01)
Diluted	$0.00	$(0.01)

Net Loss per Share:
Basic	$(0.05)	$(0.00)
Diluted	$(0.05)	$(0.00)

Weighted Average Shares:
Basic	17,056	16,340
Diluted	17,056	16,340

Cash dividend per share	$0.055	$0.05

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
.	2018	2017

Operating Activities:
Net (loss) income from continuing operations	$(858)	$184
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	674	628
Intangible asset amortization	290	290
Stock-based compensation	668	708
Loss on disposal of property and equipment	10	0
Restructuring costs	(11)	(33)
Bad debt provision	15	(7)
Deferred tax provision	(236)	(276)
Changes in operating assets and liabilities:
Accounts receivable	(350)	794
Inventories	321	1,790
Prepaid expenses and other assets	(250)	319
Accounts payable	(64)	(812)
Income taxes payable	(3)	(70)
Other accrued liabilities	(1,808)	(1,467)
Deferred revenue	14	(12)
Net cash (used in) provided by operating activities	(1,588)	2,036
Investing Activities:
Capital expenditures	(884)	(1,052)
Proceeds from disposal of property and equipment	14	0
Purchases of investments	(7,266)	(9,743)
Redemptions/maturities of short-term investments	17,480	10,197
Net cash provided by (used in) investing activities	9,344	(598)
Financing Activities:
Proceeds from issuance of common stock	364	330
Payment of withholding tax on stock-based compensation	(289)	(614)
Principle payments on capital leases	(24)	(19)
Cash dividends	(995)	(865)
Net cash used in financing activities	(944)	(1,168)
Cash flows from discontinued operations:
Net cash used in operating activities	0	(174)
Net cash used in investing activities	0	(1)
Net cash flows used in discontinued operations	0	(175)

Net increase in cash and cash equivalents	6,812	95
Effect of exchange rate changes on cash	81	10
Cash and cash equivalents, beginning of year	5,559	14,855
Cash and Cash Equivalents, End of Period	$12,452	$14,960

PCTEL, INC.
P&L INFORMATION BY SEGMENT - Continuing Operations (unaudited)
(in thousands)
	Three Months Ended March 31, 2018
	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$17,764	$3,999	$(32)	$21,731

GROSS PROFIT	5,198	2,670	(4)	7,864

OPERATING (LOSS) INCOME	$1,605	$(328)	$(2,498)	$(1,221)

	Three Months Ended March 31, 2017
	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$17,271	$5,756	$(57)	$22,970

GROSS PROFIT	5,403	4,045	6	9,454

OPERATING INCOME (LOSS)	$1,744	$1,024	$(2,746)	$22

Reconciliation of GAAP to non-GAAP Results - Continuing Operations (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating (loss) income to non-GAAP operating (loss) income - Continuing Operations

		Three Months Ended March 31,
		2018	2017

	Operating (Loss) Income	$(1,221)	$22

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167
	-Operating expenses	124	124
	Stock Compensation:
	-Cost of revenues	88	61
	-Engineering	138	146
	-Sales & marketing	131	119
	-General & administrative	311	382
		959	999
	Non-GAAP Operating (Loss) Income	$(262)	$1,021
	% of revenue	-1.2%	4.4%

Reconciliation of GAAP net (loss) income to non-GAAP net (loss) income - Continuing Operations

		Three Months Ended March 31,
		2018	2017

	Net (Loss) Income	$(858)	$184

	Adjustments:
(a)	Non-GAAP adjustment to operating (loss) income	959	999
	Income Taxes	(295)	(323)
		664	676
	Non-GAAP Net (Loss) Income	$(194)	$860

	Non-GAAP (Loss) Income per Share:
	Basic	$(0.01)	$0.05
	Diluted	$(0.01)	$0.05

	Weighed Average Shares:
	Basic	17,056	16,340
	Diluted	17,056	16,340

This schedule reconciles the Company's GAAP operating (loss) income to its non-GAAP operating (loss) income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating (loss) income (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net (loss) income include the non-GAAP adjustments to operating (loss) income as well as adjustments for (b) non-cash income tax expense.

Reconciliation of GAAP to non-GAAP SEGMENT INFORMATION - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended March 31, 2018
	Connected Solutions	RF Solutions	Corporate	Total

Operating (Loss) Income	$1,605	$(328)	$(2,498)	$(1,221)
Add:
Amortization of intangible assets:
-Cost of revenues	0	167	0	167
-Operating expenses	39	85	0	124
Stock Compensation:
-Cost of revenues	46	42	0	88
-Engineering	74	64	0	138
-Sales & marketing	82	49	0	131
-General & administrative	60	23	228	311
	301	430	228	959
Non-GAAP Operating (Loss) Income	$1,906	$102	$(2,270)	$(262)

	Three Months Ended March 31, 2017
	Connected Solutions	RF Solutions	Corporate	Total

Operating (Loss) Income	$1,744	$1,024	$(2,746)	$22
Add:
Amortization of intangible assets:
-Cost of revenues	0	167	0	167
-Operating expenses	39	85	0	124
Stock Compensation:
-Cost of revenues	39	22	0	61
-Engineering	55	91	0	146
-Sales & marketing	85	34	0	119
-General & administrative	43	14	325	382
	261	413	325	999
Non-GAAP Operating Income (Loss)	$2,005	$1,437	$(2,421)	$1,021

This schedule reconciles the Company's GAAP operating (loss) income by segment to its non-GAAP operating (loss) income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating (loss) income consist of stock compensation expense and amortization of intangible assets.

PCTEL, Inc.
Reconciliation of GAAP operating income (loss) to Adjusted EBITDA - Continuing Operations
(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017

Operating (Loss) Income	$(1,221)	$22

Add:
Depreciation and amortization	674	628
Intangible amortization	291	291
Stock compensation expenses	668	708
Adjusted EBITDA	$412	$1,649
% of revenue	1.9%	7.2%

This schedule reconciles the Company's GAAP operating (loss) income to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.